Exhibit 4.1

NEITHER THE ISSUANCE NOR SALE OF THIS WARRANT NOR THE ORDINARY SHARES INTO WHICH THIS WARRANT IS EXERCISABLE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE ORDINARY SHARES INTO WHICH THIS WARRANT IS EXERCISABLE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN EXEMPTION FROM REGISTRATION UNDER THE ACT ACCOMPANIED BY, IF REASONABLY REQUESTED, AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

QUOTIENT LIMITED

(COMPANY NUMBER 109886)

WARRANT TO PURCHASE 111,525 ORDINARY SHARES

AUGUST 3, 2015

VOID AFTER AUGUST 3, 2025

THIS CERTIFIES THAT, for value received, MIDCAP FINANCIAL TRUST, with its address at c/o MidCap Financial Services, LLC, as servicer, 7255 Woodmont Ave, Suite 200, Bethesda, MD 20814, or assigns (as permitted in accordance with Section 10 below) (together with its successors and permitted assigns, the “Holder”), is entitled to subscribe for and purchase from Quotient Limited with registered number 109886, a limited liability company incorporated in Jersey, Channel Islands, with its registered office at Elizabeth House, 9 Castle Street, St Helier, Jersey JE2 3RT (the “Company”), 111,525 Exercise Shares at the Exercise Price (each as defined below and each subject to adjustment as provided herein). This Warrant is being issued pursuant to the terms of a credit agreement (the “Credit Agreement”) between, amongst others, Quotient Biodiagnostics, Inc. (as borrower), the Company and the Holder entered (or to be entered) into on or around the date hereof.

1.	Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement. As used herein, the following terms shall have the following respective meanings:

(a)	“Exercise Period” shall mean the period commencing with the Closing Date and ending August 3, 2025, unless sooner terminated as provided below.

(b)	“Exercise Price” shall mean, with respect to each Exercise Share, a price per share equal to US$16.14 (subject to adjustment pursuant to Sections 5 and 7 below).

(c)	“Exercise Shares” shall mean the Ordinary Shares issuable upon exercise of this Warrant.

(d)	“Fair Market Value” means the per share volume-weighted average price of the Ordinary Shares on the Trading Market reported by Bloomberg L.P. in respect of the period from the scheduled open of trading on the first Trading Day of the Valuation Period until the scheduled close of trading of the primary trading session on the last Trading Day of the Valuation Period, without regard to after-hours trading or any trading outside the regular trading session of any Trading Day during the Valuation Period, or, if such volume-weighted average price for the Ordinary Shares during the Valuation Period is unavailable, the market value of one Ordinary Share during the Valuation Period as determined in good faith by the Board of Directors of the Company and the Holder, using a volume-weighted average price method.

(e)	“Market Price” as of a particular valuation date shall mean the following: (i) if the Ordinary Shares are then listed or quoted on the Trading Market, the closing sale price of one Ordinary Share on the Trading Market on the last trading day prior to such valuation date; or (ii) if the Ordinary Shares are not then listed or quoted on the Trading Market, the fair market value of one Ordinary Share as of such valuation date, as determined in good faith by the Board of Directors of the Company and the Holder.

(f)	“Market Disruption Event” means (i) a failure by the Trading Market to open for trading during its regular trading session, or (ii) the occurrence or existence prior to 1:00 p.m., New York City time on any scheduled trading day for Ordinary Shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in Ordinary Shares or in any options, contracts or futures contracts relating to the Ordinary Shares.

(g)	“Ordinary Shares” shall mean ordinary shares, of no par value per share, in the capital of the Company.

(h)	“Permitted Transferee” means a Person to whom shares in the capital of the Company may be transferred in accordance with the articles of association of the Company adopted on or about the date hereof.

(i)	“Trading Day” means a day on which (i) there is no Market Disruption Event, and (ii) trading in the Ordinary Shares generally occurs on the Trading Market.

(j)	“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE MKT LLC, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

(k)	“Valuation Period” means the 10 Trading Day period ending on, and including, the day immediately prior to the date of exercise of this Warrant pursuant to a cashless exercise election.

2.	Exercise of Warrant. The purchase rights represented by this Warrant may be exercised in whole (but not in part) at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a)	An executed Notice of Exercise in the form attached hereto;

(b)	Payment of the Exercise Price either:

(i)	in cash or by check, or

(ii)	by cancellation of indebtedness (if any),

(unless this Warrant is exercised by cashless exercise as provided below); and

(c)	This Warrant.

Notwithstanding the foregoing, the Holder may elect to receive, without payment by the Holder of the aggregate Exercise Price in respect of the Ordinary Shares to be acquired, Ordinary Shares of equal value to the value of this Warrant by the surrender of this Warrant together with a Notice of Exercise, duly executed, to the Company. Thereupon, the Company shall issue to the Holder such number of Ordinary Shares as is computed using the following formula:

X = Y x (A-B)
A

Where:

X = the number of Ordinary Shares to which the Holder is entitled upon such cashless exercise;

Y = the total number of Ordinary Shares covered by this Warrant for which the Holder has surrendered purchase rights at such time for cashless exercise (including both shares to be issued to the Holder and shares as to which the purchase rights are to be canceled as payment therefor);

A = the Fair Market Value of one Ordinary Share (at the date of exercise); and

B = the Exercise Price in effect under this Warrant at the time the cashless exercise election is made.

Subject to compliance with applicable laws and regulations, upon the exercise of the purchase rights represented by this Warrant, a certificate or certificates for the number of Exercise Shares so purchased, registered in the name of the Holder or a Permitted Transferee of the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the purchase rights represented by this Warrant shall have been so exercised (in whole).

The person in whose name any certificate or certificates for Exercise Shares are to be issued (if the Exercise Shares are issued in certificated form) upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was exercised in respect of such Exercise Shares and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such exercise and payment is a date when the share transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books are open. The person in whose name any Exercise Shares are first registered (if the Exercise Shares are issued in uncertificated form) upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was exercised in respect of such Exercise Shares and payment of the Exercise Price was made, irrespective of the date that such person is registered as the holder of such Exercise Shares in the register of members of the Company, except that, if the date of such exercise and payment is a date when the share transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books are open.

3.	Covenants of the Company

3.1	Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the purchase rights represented by this Warrant will, upon issuance, be validly issued and outstanding, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of the series of equity securities comprising the Exercise Shares to provide for the exercise of the purchase rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of such series of the Company’s equity securities shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of such series of the Company’s equity securities to such number of shares as shall be sufficient for such purposes.

3.2	Notices of Record Date. In the event of any taking by the Company of a record of the holders of the shares of the series of equity securities comprising the Exercise Shares for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the Record Date (as defined below), a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution (the “Record Date”).

4.	Representations of Holder

4.1	Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring this Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of this Warrant or such Exercise Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of this Warrant and the Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

4.2	Securities Are Not Registered

(a)	The Holder understands that this Warrant and the Exercise Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “Act”), on the basis that no distribution or public offering of the securities of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b)	The Holder recognizes that this Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register this Warrant or the Exercise Shares, or to comply with any exemption from such registration.

(c)	The Holder acknowledges that this Warrant and the Exercise Shares acquired upon the exercise of this Warrant, if not registered for resale under the Act, will have restrictions upon resale imposed by state and federal securities laws unless this Warrant or the Exercise Shares acquired upon exercise of this Warrant, as applicable, are sold under an exemption from registration, including, without limitation, Rule 144 under the Act (if available).

(d)	The Holder acknowledges that the Company may cause the legend set forth on the first page of this Warrant to be set forth on this Warrant or any Warrant issued in place of this Warrant, and, if required, a similar legend on any security issued or issuable upon exercise of this Warrant, unless, (i) in the reasonable opinion of counsel for the Company, such legend is unnecessary or (ii) Holder provides appropriate documentation to the Company including, if reasonably requested, an opinion of counsel for the Holder, that such legend is unnecessary, and, in each case, the Company will cause such legend removed from the warrant or stock, as applicable.

5.

Adjustment of Exercise Price and Number of Exercise Shares. In the event of changes in the series of equity securities of the Company comprising the Exercise Shares by reason of share dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of Exercise Shares available under this Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of this Warrant, on exercise for the same Aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had this Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. For purposes of this Section 5 and Section 7, the “Aggregate Exercise Price” shall mean the aggregate Exercise Price payable in connection with the exercise in full of this Warrant (assuming no cashless exercise election). The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

6.	Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) to be issued upon exercise of this Warrant shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current Market Price on the date of exercise by such fraction.

7.	Reorganization. In the event, at any time during the Exercise Period, (i) any capital reorganization of the share capital of the Company (other than a change in par value or from par value to no par value or no par value to par value or as a result of a transaction covered by Section 5 above) is consummated, (ii) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person (as defined below) in which the Company is not the surviving entity or the shareholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the outstanding voting securities of the surviving entity, (iii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, or (iv) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which all or substantially all of the holders of Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares (each a “Corporate Change”), then, as a condition of such Corporate Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the Exercise Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the purchase rights represented hereby) such shares in the capital, securities or other assets or property as would have been issuable or payable with respect to or in exchange for a number of Exercise Shares equal to the number of Exercise Shares immediately theretofore purchasable and receivable upon the exercise of the purchase rights represented hereby, and the Exercise Price shall be appropriately adjusted so that the Aggregate Exercise Price after such Corporate Change shall be equal to the Aggregate Exercise Price immediately prior to such Corporate Change. For purposes of this Section 7, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

8.	[RESERVED].

9.	No Shareholder Rights. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company with respect to the Exercise Shares.

10.	Transfer of Warrant. This Warrant may be transferred only pursuant to a registration statement filed under the Act, or an exemption from such registration. Subject to such restrictions and to applicable laws, and provided that the number of holders of this Warrant shall not exceed 10 (joint holders being counted as one person) or such greater number as may be permitted from time to pursuant to a consent issued to the Company pursuant to the Control of Borrowing (Jersey) Order 1958, this Warrant and all rights hereunder are transferable in full by the Holder to any Permitted Transferee upon delivery of this Warrant and the form of assignment attached hereto to the Company, duly executed and delivered directly or by duly authorized attorney. This Warrant shall not be exercised in part.

11.	Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

12.	Amendment. Any term of this Warrant may be amended or waived with the written consent of the Company and the Holder. Upon the effectuation of such amendment or waiver in conformance with this Section 12, the Company shall promptly give written notice thereof to the record holders of this Warrant who have not previously consented thereto in writing.

13.	Notices, Etc. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to Holder at the address listed in Article 11 of the Credit Agreement or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

14.	Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

15.	Governing Law. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of Jersey as applied to agreements among Jersey residents, made and to be performed entirely within Jersey without giving effect to conflicts of laws principles.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of August 3, 2015.

QUOTIENT LIMITED

By:	/s/ D.J.P.E. Cowan
	Name:	D.J.P.E. Cowan
	Title:	Chairman & Chief Executive Officer

Agreed and Acknowledged:
MIDCAP FINANCIAL TRUST

By:	Apollo Capital Management, L.P.,
its investment manager

By:	Apollo Capital Management GP, LLC,
its general partner

By:	/s/ Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

NOTICE OF EXERCISE

TO: Quotient Limited

(1) The undersigned (the “Holder”) hereby elects to purchase ordinary shares (the “Exercise Shares”) of Quotient Limited (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, in the manner set forth in (2) below, together with all applicable transfer taxes, if any.

(2) The Holder elects to exercise its purchase rights under the Warrant as set forth below:

(            ) Cash Exercise.

(            ) Cashless Exercise.

(            ) Cancellation of Indebtedness.

(3) If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $             to the Company in accordance with the terms of the Warrant (the “Exercise Price”).

(4) If the Holder has elected a Cancellation of Indebtedness, the Holder has provided the Company with such documents as may be reasonably required by the Company to establish that indebtedness of the Company to the holder in an aggregate amount equal to the Exercise Price has been cancelled.

Please issue a certificate or certificates representing said Exercise Shares in the name of the undersigned or in such other name as is specified below:

(Name)
(Address)

(5) The undersigned represents that (i) the aforesaid Exercise Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that Exercise Shares issuable upon exercise of this Warrant have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid Exercise Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by such Rule 144; and (vi) the undersigned expressly agrees that any transfer of all or any part of the aforesaid Exercise Shares must be undertaken in accordance with the requirements of the Warrant, including Section 10 thereof.

.

(Date)	(Signature)
(Print Name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and

supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

Address:

Dated:

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

The undersigned assignee (the “Assignee”) hereby acknowledges, agrees and confirms that, by signing below, the Assignee shall be deemed to have made all of the representations and warranties of the “Holder” under Section 4 of the Warrant as if the Assignee had executed the Warrant, and all of such representations and warranties are true and correct as of the date hereof as if such representations and warranties were made by the Assignee.

Assignee’s Signature: